Exhibit 99.3

KENNETH I. TOBEY, INC.

Index to Financial Statements

June 30, 2004

Independent Accountant’s Report

Balance Sheet As of June 30, 2004

Statement of Operations and Accumulated Earnings for the Six Months Ended June 30, 2004

Statement of Cash Flows for the Six Months Ended June 30, 2004

Notes to the Financial Statements

To the Board of Directors and Stockholders of Kenneth I. Tobey, Inc.

We have reviewed the accompanying balance sheet of Certified Services, Inc. as of June 30, 2004, and the related statements of operations and accumulated earnings, and cash flows for the for the six months ended June 30, 2004. These financial statements are the responsibility of the Registrant’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting and Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
October 14, 2004

Kenneth I. Tobey, Inc.

Balance Sheet

June 30, 2004

Assets
Current Assets
Cash	$1,460,534
Accounts receivable, net	3,516,088
Related party receivables	1,005,858
Notes receivable	102,370
Other receivables	14,444
Other current assets	143,036

Total Current Assets	6,242,330
Property and equipment, at cost, net of accumulated depreciation of $934,305	442,127
Intangibles, net	823,662
Notes receivable	189,822
Other assets	174,555

Total Assets	$7,872,496

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of notes payable	$5,568
Accounts payable	4,896,728
Accrued expenses	271,328

Total Current Liabilities	5,173,624

Long term debt, other than current portion	23,428
Unclaimed property	87,597

Total Liabilities	5,284,649

Commitments and Contingencies
Shareholders’ Equity
Common shares, $1.00 par, 1,500,000 authorized, 27,000 issued and outstanding	27,000
Additional paid in capital	150,597
Accumulated earnings	2,440,250
Treasury stock, at cost	(30,000)

Total Shareholders’ Equity	2,587,847

Total Liabilities and Shareholders’ Equity	$7,872,496

See notes to the financial statements.

Kenneth I. Tobey, Inc.

Statement of Operations and Accumulated Earnings

Six Months Ended June 30, 2004

Revenue
Commission income	$1,456,983
Fee income	704,810

Total income	2,161,794

Operating Expenses
Compensation and benefits	1,569,415
General and administrative	482,613
General and administrative	133,305
Depreciation and amortization	78,921

Total Operating Expenses	2,264,255

Loss from operations	(102,461)

Other Income (Expense)
Interest expense	(798)
Interest income	6,692
Other Income	232

Total Other Income (Expense)	6,129

Net Income before Income Tax Provision	(96,332)

Income Tax Provision	—

Net loss	$(96,332)

Accumulated Earnings - Beginning	$2,603,835
Shareholder distributions	(67,253)
Net loss	(96,332)

Accumulated Earnings - Ending	$2,440,250

See notes to the financial statements.

Kenneth I. Tobey, Inc.

Statements of Cash Flows

Six Months Ended June 30, 2004

Cash flows from operating activities
Net loss	$(96,332)
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	78,921
Decrease (increase) in assets
Accounts receivable	1,606,295
Other receivables	156,511
Other current assets	(87,198)
Increase in liabilities
Accounts payable	(1,026,706)
Accrued expenses and other liabilities	(216,810)

Net cash provided by operating activities	417,681

Cash flows from investing activities
Purchase of property and equipment	(164,722)
Receipts on notes receivable	111,547

Net cash used in investing activities	(53,175)

Cash flows from financing activities
Receipts on receivable from sale of stock	165,000
Advances to affiliates	(152,681)
Principal payment on debt	(3,385)
Payments of distribution to shareholder	(67,253)

Net cash used in financing activities	(58,319)

Net increase in cash and equivalents	306,187
Cash and equivalents at beginning of period	1,154,347

Cash and equivalents at end of period	$1,460,534

See notes to the financial statements.

Kenneth I. Tobey, Inc.

Supplemental Schedule of Non-Cash Investing and Financing Activities

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for:
Interest expense	$798

See notes to the financial statements.

Kenneth I. Tobey, Inc.

Notes to Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Segment Reporting

The Registrant operates in one reportable segment under Statement of Financial Standards (“SFAS”) 131, Disclosures about Segments of an Enterprise and Related Information.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

For the purpose of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation, which includes amortization of assets under capital leases, is calculated using the straight-line method over the estimated useful lives of the assets of 5-7 years for furniture, fixtures and equipment. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

Evaluation of Long-Lived Assets

Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management’s estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

NOTE 2- ACCRUED EXPENSES

At June 30, 2004 accrued expenses consisted of the following:

Accrued payroll	$93,228
Accrued surplus lines tax	178,100

Total	$271,328

Kenneth I. Tobey, Inc.

Notes to Financial Statements

NOTE 3 – NOTES PAYABLE

At June 30, 2004 long-term indebtedness consisted of the following:

Installment note payable on automobile, 60 month note at 6% interest with Columbia Bank, with monthly installment payments of $564.23, maturing 9/1/09	$28,996

Less: current portion	5,568

$23,428

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company’s principal shareholder, Harold Anderson, owns 90.1% of Legend Holdings, Inc. (a Washington domiciled corporation), which in turn owns 100% Cascade National Insurance Company (“CNIC”), (a Washington domiciled corporation). The Company’s sole shareholder owns 100% of MBR Corporation dba Allied Pacific Adjusting Group.

For the six months ended June 30, 2004, CNIC paid insurance commissions to the Company in the amount of $272,743.

The Company initiated a leasing agreement with CNIC in 2004. The company leases employees and associated expenses to CNIC. In addition there are temporary advances made between related parties. On June 30, 2004 the company had a receivable due in the amount of $204,935.

On June 30, 1004 the Company had a receivable due from MBR in the amount of $251,692.

On June 30, 2004 the company had a receivable due from shareholder in the amount of $549,231.

NOTE 5 – SUBSEQUENT EVENT

On August 2, 2004, 100% of the Company’s stock was purchased by Certified Services, Inc. (“CSRV”), a publicly traded company on the OTCBB market under the symbol “CSRV”. The purchase price of the acquisition consisted of two million dollars ($2,000,000) and two hundred thousand (200,000) newly-issued shares of the CSRV’s restricted common stock. Payment of $300,000 was delivered to the shareholder at the closing. CSRV shall make installment payments of $233,333.33 on November 2, 2004, $233,333.33 on February 2, 2005 and $233,333.34 on May 2, 2005. Additionally, CSRV executed a non-negotiable promissory note for the principal sum of one million dollars ($1,000,000) with interest at the rate of four percent (4%) per annum, payable to the Shareholder over ten (10) years. The acquisition was further comprised of certain non-cash consideration and the exclusion of certain of the Company’s assets.